Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 14, 2012, relating to the consolidated statements of operations, stockholders’ equity, and cash flows and financial statement schedule of Capstone Turbine Corporation appearing in the Annual Report on Form 10-K of Capstone Turbine Corporation for the year ended March 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
April 15, 2015